EXHIBIT 99.2

FOR IMMEDIATE RELEASE

April 11, 2006

Contact:

Maureen Dempsey

APCO	Worldwide

Phone: (212) 300-1806

Mobile: (917) 650-5053

mdempsey@apcoworldwide.com

PLUG POWER TO RECEIVE $217 MILLION CASH INVESTMENT FROM

INTERROS AND NORILSK NICKEL

LATHAM, NY – April 11, 2006 – Plug Power Inc. (NASDAQ: PLUG), a leader in providing clean, reliable on-site energy products, announced today that Interros, a major Russian investment firm, and Norilsk Nickel, the world’s largest producer of nickel and palladium, agreed to make a $217 million cash investment in Plug Power. The investment is being made through Smart Hydrogen, a joint venture of the principal Interros investors and Norilsk Nickel, which was formed to participate in the global hydrogen economy.

“We view this as a transformational investment for Plug Power,” said Dr. Roger Saillant, president and chief executive officer of Plug Power. “After this investment closes, Plug Power will have approximately $285 million in cash and marketable securities and be well positioned to accelerate and broaden our business strategy. We are extremely grateful to our employees, investors, customers, partners and suppliers who collectively have positioned our company as a leader, enabling Plug Power to attract this ground-breaking investment.”

The parties have entered into a definitive agreement for the investment and the transaction is expected to close this summer, subject to approval by Plug Power’s shareholders, regulatory approvals, including Hart-Scott-Rodino antitrust clearance, and customary closing conditions.

“With the aim of pursuing a significant investment, in early 2005 we began a nearly year-long review of the global fuel cell industry to identify what we believe to be the best companies in the industry,” said Vladimir Potanin, president of Interros. “The result of this exhaustive industry review resulted in our approach to Plug Power and this transaction.”

Following the closing of the transaction, the parties intend to explore opportunities regarding how Interros and Norilsk Nickel can add value to Plug Power, specifically in the areas of technology and distribution.

For Interros and Norilsk Nickel, the investment in Plug Power reflects a convergence of multiple needs and opportunities. As one of the world’s largest suppliers of precious metals, including the largest producer of palladium for industrial use and the fourth largest producer of platinum, Norilsk Nickel expects to see significant benefit as the success of fuel cell technology results in the broader use of palladium and platinum. In addition, Norilsk Nickel’s mining activities and other operations in remote sections of Russia create significant need for reliable and affordable energy production, an end market potentially served by the use of fuel cells.

“Norilsk Nickel has long supported fuel cell technology research, and our investment in Plug Power demonstrates this commitment,” said Michael Prokhorov, director general of Norilsk Nickel and a principal investor in Interros. “We believe in Plug Power’s potential, and in the potential of the hydrogen economy and look forward to helping Plug Power continue its advancements in fuel cell technology.”

Plug Power expects to receive cash of $217 million in exchange for shares of Class B Capital Stock that are convertible into 39.5 million shares of common stock. The purchase price per share of common stock in the transaction, on an as-converted basis, is $5.50. The Class B Capital Stock will be a new class of stock that is economically equivalent to, and convertible into common stock. The terms of the Class B Capital Stock and the investment include certain approval and other rights and certain standstill and other restrictions. Pursuant to these rights, the investors initially will be able to appoint up to four of the eleven directors on Plug Power’s board of directors.

In December 2005, the investors purchased approximately 2.7 million shares of Plug Power common stock from General Electric. Concurrent with the closing of the new investment, the investors are expected to purchase 1.825 million shares of Plug Power common stock from DTE Energy Foundation. Immediately following the closing of the investment transactions, on a combined basis, the investors are expected to hold approximately 35% of Plug Power’s outstanding common stock on an as-converted basis.

Plug Power has scheduled a conference call today at 9:00 AM (EDT) to review the details of this transaction. Interested parties are invited to participate. To listen to the conference call, please call 617-597-5342 and enter the pass code 7584 (PLUG). The webcast can be accessed by going directly to the Company’s Web site at www.plugpower.com and selecting the conference call link on the home page. A playback of the call will be available on the company’s Web site for a period following the call. See the Company’s Form 8-K filed with the Securities and Exchange Commission on April 11, 2006 for additional information. For more information about Plug Power and this transaction please visit www.plugpower.com

Plug Power is advised by Stephens Inc. as financial advisor and Goodwin Procter LLP as legal counsel. Interros and Norilsk Nickel are advised by Citigroup Inc. as financial advisor and Baker Botts LLP as legal counsel.

About Plug Power

Plug Power Inc. is an established leader in the deployment of clean, reliable, on-site energy products. More than 650 Plug Power fuel cell systems have been delivered to customers worldwide in commercial, public sector, telecommunications, utility and uninterruptible power supply markets. For more information about how to join Plug Power’s energy revolution as an investor, customer, supplier or strategic partner, please visit www.plugpower.com.

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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the anticipated timing of the investment described herein. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements, including, without limitation, the ability to satisfy the conditions to the consummation of the investment; the timing and content of the approvals necessary to consummate the investment; Plug Power’s ability to develop commercially viable on-site energy products; the cost and timing of developing Plug Power’s on-site energy products; market acceptance of Plug Power’s on-site energy products; Plug Power’s ability to manufacture on-site energy products on a large-scale commercial basis; competitive factors, such as price competition and competition from other traditional and alternative energy companies; the cost and availability of components and parts for Plug Power’s on-site energy products; Plug Power’s ability to establish relationships with third parties with respect to product development, manufacturing, distribution and servicing and the supply of key product components; Plug Power’s ability to protect its intellectual property; Plug Power’s ability to lower the cost of its on-site energy products and demonstrate their reliability; the cost of complying with current and future governmental regulations; the impact of deregulation and restructuring of the electric utility industry on demand for Plug Power’s on-site energy products and other risks and uncertainties discussed under “Item IA—Risk Factors” in Plug Power’s annual report on Form 10-K for the fiscal year ended December 31, 2005, filed with the Securities and Exchange Commission (“SEC”) on March 14, 2006, and the reports Plug Power files from time to time with the SEC. Plug Power does not intend to and undertakes no duty to update the information contained in this press release.

In connection with the proposed investment in Plug Power, Plug Power intends to file relevant materials with the SEC, including a proxy statement. STOCKHOLDERS OF PLUG POWER ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PLUG POWER AND THE TRANSACTION. The proxy statement and other relevant materials (when they become available) and any other documents filed by Plug Power with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by Plug Power by contacting Plug Power Investor Relations at (518) 782-7700 or making a request through the investor relations section of Plug Power’s website. Plug Power’s stockholders are urged to read the proxy statement and the other relevant materials when they become available before making any voting decision with respect to the transaction.

Plug Power and its executive officers and directors may be deemed to be participating in the solicitation of proxies from the stockholders of Plug Power in connection with the transaction. Information about the executive officers and directors of Plug Power and the number of shares of Plug Power common stock beneficially owned by such persons will be set forth in the proxy statement regarding the transaction. Stockholders may obtain additional information regarding the direct and indirect interests of Plug Power and its executive officers and directors in the transaction by reading the proxy statement regarding the transaction when it becomes available.